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                                                                  EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the use in this Registration Statement on Form S-4 of our report dated April 30, 1996 relating to the financial statements of Electronic Transmission Corporation for the years ended December 31, 1995 and 1994, and the reference of our firm under the captions "SELECTED FINANCIAL DATA" and "EXPERTS" in the Prospectus.



/s/ SIMONTON, KUTAC & BARNIDGE, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas


December 26, 1996